UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2014

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 29, 2013, we announced that Executive Vice President and Chief Financial Officer, J. Michael Lauer would be retiring. Mr. Lauer’s retirement is effective March 3, 2014.

On March 3, 2014, Mortgage Guaranty Insurance Corporation ("MGIC") entered into a Consulting Agreement with Mr. Lauer. Under the Consulting Agreement, Mr. Lauer will provide up to 240 hours of consulting services from March 3, 2014 to March 3, 2015. For such services, MGIC agreed to pay a monthly retainer of $15,000 for the twelve month term of the agreement. To the extent Mr. Lauer provides consulting services in excess of 30 hours per month or in excess of 240 hours over the term, MGIC will pay him an hourly rate of $750. MGIC will also reimburse Mr. Lauer for any reasonable travel and living expenses incurred in performing the consulting services.

The forgoing description of the Consulting Agreement is qualified in its entirety by reference to the complete terms and conditions of that agreement, which was filed as Exhibit 10.16 to our Form 10-K filed on February 28, 2014.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: March 6, 2014	By: /s/ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary